EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-138251) of Casino Players, Inc. of our 2008 audit report, dated February 12, 2009, relating to the consolidated financial statements of Casino Players, Inc. appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Lawrence Scharfman
Lawrence Scharfman CPA, PA
Certified Public Accountant

Dated: April 9, 2009

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